Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of NMT Medical, Inc. and the effectiveness of NMT Medical, Inc.’s internal control over financial reporting dated March 11, 2009, appearing in the Annual Report on Form 10-K of NMT Medical, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 29, 2010